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                                                                     EXHIBIT 4.7

                          FIRST SUPPLEMENTAL INDENTURE

                                  by and among

               PROVIDIAN FINANCIAL CORPORATION, as original Issuer

                 NEW AMERICAN CAPITAL, INC., as successor Issuer

                                       and

                        THE BANK OF NEW YORK, as Trustee

                           Dated as of October 1, 2005

    Supplement to Junior Subordinated Indenture dated as of February 4, 1997

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                          FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of October 1, 2005, is by and among Providian Financial Corporation, a Delaware corporation, as original issuer ("PROVIDIAN" or, before the Effective Time, the "COMPANY"), New American Capital, Inc., a Delaware corporation, as successor issuer ("NEW AMERICAN" or, as of and after the Effective Time, the "COMPANY"), and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE").

                                    RECITALS

     WHEREAS, Providian and the Trustee are parties to a Junior Subordinated Indenture dated as of February 4, 1997 (as supplemented or amended from time to time, the "INDENTURE") providing for the issuance by Providian of securities from time to time;

     WHEREAS, Providian, Washington Mutual, Inc. and New American, which is a direct, wholly owned subsidiary of Washington Mutual, Inc., have entered into an Agreement and Plan of Merger, dated as of June 5, 2005, as amended and supplemented, that provides for the merger (the "MERGER") of Providian with and into New American;

     WHEREAS, the Merger will become effective as set forth in the certificate of merger which shall be filed with the Secretary of State of Delaware on or before the Closing Date, as defined in the Agreement and Plan of Merger (the time and date when the Merger becomes effective is referred to herein as the "EFFECTIVE TIME");

     WHEREAS, at the Effective Time, the separate corporate existence of Providian will cease and New American will continue as the surviving corporation following the Merger;

     WHEREAS, pursuant to Section 8.1 of the Indenture, the Company may merge into another corporation only if, among other things, the successor corporation expressly assumes by supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all of the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed;

     WHEREAS, pursuant to Section 9.1(1) and Section 9.1(7) of the Indenture, Providian and the Trustee may enter into a supplement to the Indenture to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company therein and in the Securities and to make any provision with respect to matters arising under the Indenture that does not adversely affect in any material respect the interest of the Holders of Securities of any series or the holders of any corresponding series of Capital Securities; and

     WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

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     NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, Providian, New American and the Trustee agree as follows for the equal and ratable benefit of the Holders:

                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

     1.1 Definitions. Capitalized terms that are defined in the preamble or the recitals hereto shall have such meanings throughout this Supplemental Indenture. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings assigned thereto in the Indenture. The term "Indenture" as used herein means the Indenture, as amended and supplemented by this Supplemental Indenture, or as otherwise supplemented or amended from time to time by one or more indentures supplemental thereto or hereto entered into pursuant to the applicable provisions of the Indenture.

     1.2 Interpretation. References in the Indenture (including references in the Indenture as amended or supplemented hereby) to "this Indenture" (and indirect references such as "hereunder," "herein" and "hereof") shall be deemed references to the Indenture as amended and supplemented hereby. All of the covenants, agreements and provisions of this Supplemental Indenture shall be deemed to be and construed as part of the Indenture to the same effect as if fully set forth therein and shall be fully enforceable in the manner provided in the Indenture. Except as otherwise provided in this Supplemental Indenture, all of the covenants, agreements and provisions of the Indenture shall remain in full force and effect.

                                   ARTICLE II

                                   THE MERGER

     Assumption by New American. New American, as the surviving corporation of the Merger, shall become fully responsible as of the Effective Time, without any further action, for: (i) the due and punctual payment of the principal and interest on all of the Securities Outstanding under the Indenture, according to their tenor and the Indenture; and (ii) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be kept or performed by the Company. Upon such assumption, New American shall succeed to and be substituted for Providian with the same effect as if it had been named in the Indenture as the original issuer, and Providian thereupon shall be relieved of any further liability or obligation under the Indenture or upon the Securities. Upon and following the Effective Time, the parties hereto agree that all references to the "Company" in the Indenture and the Securities shall be deemed references to New American, until a successor replaces it pursuant to the applicable provisions of the Indenture and thereafter the "Company" shall mean such successor.


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                                   ARTICLE III

                                  MISCELLANEOUS

     3.1 Conflict with the Trust Indenture Act. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that is required under such act to be part of and govern the Indenture, the latter provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision of the Trust Indenture Act shall be deemed to apply to this Supplemental Indenture, as so modified or excluded, as the case may be.

     3.2 Securities and Forms Deemed Conformed. Beginning at the Effective Time, the provisions of each Security then Outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Security or any other action on the part of the Holders, Providian, New American or the Trustee, so as to reflect this Supplemental Indenture, and the forms of Security within and attached to the Indenture shall likewise be deemed to be conformed to reflect this Supplemental Indenture.

     3.3 Successors. All agreements of Providian, New American and the Trustee in this Supplemental Indenture and in the Indenture shall bind their respective successors.

     3.4 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

     3.5 Separability. In case any provision in this Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     3.6 Trustee Responsibility. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture. The Trustee assumes no responsibility for the correctness of the statements herein contained, which shall be taken as statements of Providian and New American. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth in full.

     3.7 Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


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     3.8 Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     3.9 Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its choice of law provisions.

                            [Signature Page Follows]


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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first written above.

                                        Providian Financial Corporation., as the original issuer and the "Company" prior to the Effective Time of the Merger


                                        By: /s/ Anthony F. Vuoto
                                            ------------------------------------
                                        Name: Anthony F. Vuoto
                                        Title: Chief Financial Officer


                                        New American Capital, Inc., as the
                                        successor issuer and the "Company" from
                                        and after the Effective Time of
                                        the Merger


                                        By: /s/ Fay L. Chapman
                                            ------------------------------------
                                        Name: Fay L. Chapman
                                        Title: Executive Vice President


                                        The Bank of New York, as "Trustee"


                                        By: /s/ Van K. Brown
                                            ------------------------------------
                                        Name: Van K. Brown
                                        Title: Vice President


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